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                                                                   EXHIBIT 10.32

                         EXECUTIVE EMPLOYMENT AGREEMENT

                                     PARTIES

         This Employment Agreement (this "Agreement") is entered into between PolyMedica Corporation, a Massachusetts corporation having its principal place of business at 11 State Street, Woburn, Massachusetts 01801 (the "Company" (which term shall include the Company's subsidiaries and affiliated entities)) and William B. Eck, an individual with an address at 9930 SW 57 Place, Pine Crest, FL 33156 (the "Executive").

                               TERMS OF AGREEMENT

         In consideration of this Agreement and the employment of the Executive by the Company, the parties agree as follows:

         1.       Employment.

                  1.1 Commencing on a date on or prior to March 1, 2004 (the "Employment Date"), the Company shall employ Executive on a full-time basis. Executive's title shall be Senior Vice President, Chief of Healthcare Affairs and Deputy General Counsel of the Company. In such capacity, Executive's main duties and responsibilities will include coordination of all health law related regulatory affairs of the Company as well as participation and consultation with other members of the Company's senior management team in all strategic decisions and corporate developments of the Company. Executive hereby accepts said employment. Executive shall use his best and most diligent efforts to promote the interests of the Company; shall discharge his duties in a highly competent manner; and shall devote his full business time and his best business judgment, skill and knowledge to the performance of his duties and responsibilities hereunder. Executive shall report directly to the Chief Executive Officer of the Company, and, in addition to the duties set forth above, shall be a member of the Company's legal department.

                  1.2 Nothing contained herein shall preclude Executive from devoting incidental and insubstantial amounts of time to activities other than the business of the Company and which are not inconsistent with the best interests of the Company.

         2. Term of Employment. The Company agrees to employ the Executive on a full-time basis for a twelve (12) month period commencing on the Employment Date (the "Employment Period.") Notwithstanding the foregoing, both Executive and the Company shall have the right to terminate the Executive's employment under this Agreement upon thirty (30) days' written notice to the other party, subject to the Company's obligation to pay severance benefits under certain circumstances as provided in Section 3.6. If Executive shall remain in the employ of the Company beyond the Employment Period, in the absence of any other express agreement between the parties, this Agreement shall be deemed to continue on a month-to-month basis (the "Extended Employment Period").

         3.       Compensation and Benefits; Disability.

                  3.1 Signing Bonus. On the Employment Date, the Company shall pay a signing bonus of $100,000 to Executive.

                  3.2 Stock Option. On the Employment Date, the Company shall grant to Executive a non-qualified stock option for 50,000 shares of the Company's Common Stock, at the closing price of such stock on the date of grant as reported by the NASDAQ National Market. Such option shall have a term of ten
(10) years and shall "vest" and become exercisable as to 25% of the original number of shares subject to such option on the 1st anniversary of the Employment Date, with the remaining option shares becoming exercisable at the rate of 6.25% of the original number of shares subject to such option on each March 31st, June 31st, September 31st and December 31st thereafter until such option is fully vested.

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                  3.3      Salary.

                           (a)      During the Employment Period, the Company
shall pay Executive an annualized base salary of $325,000 ("Base Salary") payable in equal installments pursuant to the Company's customary payroll policies in force at the time of payment (but in no event less frequently than monthly), less all required and authorized payroll deductions and state and federal withholdings. Executive's Base Salary may be adjusted from time to time in the sole discretion of the Company's Board of Directors (the "Board") or the Compensation Committee of the Board (the "Compensation Committee") and shall be reviewed as of April 1, 2005 and thereafter annually by the Compensation Committee.

                  3.4 Bonus Payment. Executive shall be eligible to receive an annual discretionary bonus payment. Notwithstanding the foregoing, Executive's combined Base Salary and Bonus Payment (excluding the signing bonus referred to in Section 3.1 herein) during the twelve (12) month period beginning on the Employment Date shall not be less than $600,000

                  3.5 Relocation Expenses. The Company shall reimburse Executive for reasonable and ordinary moving and travel expenses actually incurred by Executive in relocating himself and his immediate family from Miami, Florida in connection with Executive's employment with the Company. For purposes of this Agreement, these reimbursable expenses shall include the cost of packing and shipping personal and family items, move-related insurance and real estate commissions to be incurred by Executive as seller in the sale of his Miami, Florida residence.

                  3.6 Executive Benefits. During the Employment Period, Executive shall be entitled to participate in all benefit programs that the Company establishes and makes available to its other executives and employees, if any, in accordance with the relevant plan documents and requirements, including but not limited to the following benefits:

                           (a)      Health Insurance. Health and dental
insurance; and

                           (b)      Life Insurance. Life insurance on the life
of Executive with an Executive-directed beneficiary in the amount of 150% of Executive's Base Salary; and

                           (c)      Stock Based Compensation. Executive will be
eligible to participate in the Company's Employee Stock Purchase Plan and to be considered by the Compensation Committee for grants or awards of stock options or other stock-based compensation under the Company's Stock Incentive Plan or similar plans from time to time in effect. All such grants or awards shall be governed by the governing Plan and shall be evidenced by the Company's then standard form of stock option, restricted stock or other applicable agreement.

                  3.7 Vacation. During the Employment Period, Executive may take four and one-half weeks of paid vacation during each year at such times as shall be consistent with the Company's vacation policies and (in the Company's judgment) with the Company's vacation schedule for executives and other employees.

                  3.8 Disability. If during the Employment Period Executive shall become ill, disabled or otherwise incapacitated so as to be unable to perform the essential functions of his position with or without reasonable accommodation, as may be required by state or federal law, (a) for a period in excess of ninety (90) consecutive days or (b) for more than one hundred-twenty
(120) days in any twelve (12) month period, then the Company shall have the right to terminate this Agreement, in accordance with applicable laws, on thirty
(30) days' notice to Executive. A determination of disability shall be made by a physician satisfactory to both the Executive and the Company, provided that if the Executive and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination shall be binding on all parties.

                  3.9 Severance Pay. In the event that the Company terminates this Agreement without cause (i.e. other than pursuant to Section 3.8 or Section 4 hereof) at any time (including during the Extended Employment Period) or does not renew or extend this Agreement without cause (i.e. other than consistent with Section 3.8 or

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Section 4 hereof), and subject to the Executive's execution and non-revocation of a severance agreement and release drafted by and satisfactory to counsel for the Company, the Company shall continue to pay Executive at his then current Base Salary for the remainder of the Employment Period or for eighteen (18) months, whichever is longer (the "Severance Period"). Neither party shall be entitled to any compensation or claim for good will or other loss suffered by reason of termination of this Agreement. Notwithstanding the foregoing, the Company's obligations under this Section 3.9 shall cease immediately upon the payment by the Company to the Executive of the lump sum payment described in
Section 4.2(a)(i) of the Executive Retention Agreement, dated as of the date hereof by and between the Company and the Executive.

                  3.10 Benefits During Severance Period. Except as otherwise required by law, the Executive shall not be entitled to any employee benefits provided under Section 3.6 after termination of Executive's employment whether or not severance pay is being provided, except that if severance pay is being provided (i) the Company shall continue in full force and effect, at its expense, the life insurance provided for in Section 3.6(b) for a period of eighteen (18) months after termination of Executive's employment hereunder or until Executive becomes employed, whichever first occurs, and (ii) the Company shall offer, at its expense, continued health and dental insurance as required under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or other law for a period of eighteen (18) months after termination of Executive's employment hereunder or until Executive becomes employed, whichever first occurs. If Executive elects not to maintain health insurance pursuant to COBRA or other law, the Company is under no obligation to reimburse Executive for his otherwise elected coverage. Executive shall be obligated to give the Company prompt notice of his subsequent employment and at that time, the Company's obligations pursuant to this Section 3.10, if any, shall cease.

         4. Discharge for Cause. The Company may discharge Executive and terminate his employment under this Agreement for cause without further liability to the Company. As used in this Section 4, "cause" shall mean any or all of the following:

                  (a) a good faith finding by the Company of failure of the Executive to perform his assigned duties for the Company, including but not limited to dishonesty, gross negligence, misconduct, theft or embezzlement from the Company, the intentional provision of services to competitors of the Company, or improper disclosure of proprietary information.

                  (b) indictment, conviction (or the entry of a pleading of guilty or nolo contendere by Executive) of a fraud or felony or any criminal offense involving dishonesty, breach of trust or moral turpitude during Executive's employment;.

         In the event the Company exercises its right to terminate Executive's employment under this Section 4, Executive shall not be entitled to receive any severance pay or other termination benefits.

         5. Termination Without Cause. The Company may terminate this Agreement without cause without further liability to the Company except as set forth in Section 3.9 and 3.10.

         6. Expenses. Pursuant to the Company's customary policies in force at the time of payment, Executive shall be promptly reimbursed for business related expenses.

         7. Agreement Not to Compete and Invention and Non-Disclosure Agreement. Executive acknowledges that he shall execute with the Company on the Employment Date a Non-Competition and Non-Solicitation Agreement and an Invention and Non-Disclosure Agreement, copies of which are attached hereto as Exhibits A and B respectively (the "Additional Agreements"). Executive acknowledges that the Additional Agreements, once executed, will survive the termination of this Agreement.

         8. Arbitration. The Employee agrees that any dispute or controversy arising out of or relating in any way to the Employee's employment with and/or termination from the Company (including, but not limited to, all claims, demands or actions under any federal, state or local statute or regulation regarding employment discrimination, and/or all claims, demands or actions concerning the interpretation, construction, performance or breach of this Agreement) shall be settled by arbitration held in Boston, Massachusetts in accordance with the Rules

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of the American Arbitration Association, before an arbitrator who shall have experience in the area of the matter in dispute. Each party shall bear its own costs and attorneys' fees in connection with any arbitration pursuant to this paragraph. Provided, however, that this paragraph shall not apply to any dispute or controversy arising out of or relating in any way to the interpretation, construction, performance or breach of the Additional Agreements, and no such dispute or controversy shall be deemed to be arbitrable in the absence of the Company's written agreement.

         9. Notices. Any notice or communication given by any party hereto to the other party or parties shall be in writing and personally delivered or mailed by certified mail, return receipt requested, postage prepaid, to the addresses provided above. All notices shall be deemed given when actually received. Any person entitled to receive notice (or a copy thereof) may designate in writing, by notice to the others, another address to which notices to such person shall thereafter be sent.

         10.      Miscellaneous.

                  10.1 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between the parties with respect to such subject matter; provided that nothing in this Agreement shall affect Executive's or the Company's obligations under the Additional Agreements.

                  10.2 Amendment; Waiver. This Agreement may not be amended, supplemented, cancelled or discharged, except by written instrument executed by the party affected thereby. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

                  10.3 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company's business and properties. Executive's rights or obligations under this Agreement may not be assigned by Executive; except that Executive's right to compensation to the earlier of date of death or termination of actual employment shall pass to Executive's executor or administrator.

                  10.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  10.5 Applicable Law. This Agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. Executive hereby irrevocably submits and acknowledges and recognizes the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the subject matter hereof.

                  10.6 Other Agreements. Executive hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company, or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or trust prior to his employment with the Company.

                  10.7 Further Assurances. Each of the parties agrees to execute, acknowledge, deliver and perform, or cause to be executed, acknowledged, delivered or performed, at any time, or from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be necessary or proper to carry out the provisions or intent of this Agreement.

                  10.8 Severability. If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect

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and shall in no way be affected, impaired or invalidated. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be determined by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law.

                                    EXECUTION

         The parties hereof execute this Agreement as a sealed instrument, whereupon it becomes binding in accordance with its terms.

                                       POLYMEDICA CORPORATION

                                       /s/ John K.P. Stone III
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                                       John K.P. Stone III
                                       Senior Vice President and General Counsel

AGREED TO AND ACCEPTED:

/s/ William B. Eck
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William B. Eck

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